EXHIBIT 10.1

TENTH AMENDMENT TO CREDIT AGREEMENT

THIS TENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of December 3, 2010 to the Credit Agreement referenced below is by and among HURON CONSULTING GROUP INC., as Company, the Guarantors, the Lenders party hereto, BANK OF AMERICA, N.A., in its capacity as issuing lender (in such capacity, the “Issuing Lender”) and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, a $240 million revolving credit facility and a $220 million term loan have been made available to the Company pursuant to that certain Credit Agreement dated as of June 7, 2006 (as amended and modified, including by the First Amendment dated as of December 29, 2006, the Second Amendment dated as of February 23, 2007, the Third Amendment dated as of May 25, 2007, the Fourth Amendment dated as of July 27, 2007, the Fifth Amendment dated as of April 1, 2008, the Sixth Amendment dated as of July 8, 2008, the Seventh Amendment dated September 30, 2008, the Eighth Amendment dated September 30, 2009 and the Ninth Amendment dated June 30, 2010, the “Credit Agreement”) among the Company, the Guarantors identified therein, the Lenders identified therein and the Administrative Agent;

WHEREAS, the Company and certain Lenders have requested certain modifications of the Credit Agreement; and

WHEREAS, the Lenders, by act of the Required Lenders and the Issuing Lender, have agreed to the requested modifications of the Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

2. Amendment to Credit Agreement. The defined term “Consolidated EBITDA” in Section 1.1 of the Credit Agreement is amended to read as follows:

Consolidated EBITDA means, for any period for the Company and its Subsidiaries, the sum of (a) Consolidated Net Income, plus, (b) to the extent deducted in determining such Consolidated Net Income, (i) Consolidated Interest Expense, plus (ii) taxes, plus (iii) depreciation and amortization, plus (iv) non-cash stock compensation expense (including Statement of Financial Accounting Standards No. 123 (Revised) impact), plus (v) in the case of non-cash goodwill impairment charges and all other acquisition-related intangible asset impairment charges (A) all such charges taken in the Fiscal Quarter ending September 30, 2009 and (B) thereafter, all such charges (excluding charges under the foregoing clause (A) above) taken as of the end of any Fiscal Quarter for the period of four consecutive Fiscal Quarters then ending, in an amount up to the lesser of $30,000,000 and an amount equal to fifteen percent (15%) of Consolidated Net Worth at the end of the Fiscal Quarter immediately preceding the date of the charge and before giving effect to any such charges, plus (vi) non-cash charges (and subtraction of any non-cash gains) resulting from the quarterly valuation of acquisition-related earn-outs and any other contingent assets and liabilities pursuant to Statement of Financial Accounting Standards No. 141 (Revised) as it relates to acquisitions completed subsequent to January 1, 2009, plus (vii) for the periods ending up to and including September 30, 2009, non-cash compensation charges resulting from acquisition-related payments that are subsequently redistributed by selling shareholders among themselves and to other Company employees based, in part, on continuing employment with the Company or the achievement of personal performance measures, in each case determined on a consolidated basis in accordance with GAAP, plus (c) for the periods ending prior to June 30, 2009, the Stockamp Accounting Adjustments, plus (d) for periods ending up to and including June 30, 2010, charges resulting from the settlement of the St. Vincent litigation in an aggregate amount up to $5,000,000, plus (e) for periods ending up to and including December 31, 2011, charges resulting from the restatement of the Company’s financial statements for Fiscal Years 2006, 2007, 2008 and 2009, net of insurance proceeds and other amounts recouped in connection therewith, up to $17,100,000 in Fiscal Year 2009, up to $10,000,000 in Fiscal Year 2010 and up to $3,000,000 for Fiscal Year 2011, as shown below:

Fiscal Quarter Ending	Amount
September 30, 2009	$13,000,000
December 31, 2009	$4,100,000
March 31, 2010	$800,000
June 30, 2010	Up to $9,200,000
September 30, 2010	Up to $9,200,000 less amount taken in Fiscal Quarter ending June 30, 2010
December 31, 2010	Up to $9,200,000 less amounts taken in Fiscal Quarters ending June 30, 2010 and September 30, 2010
March 31, 2011	Up to $3,000,000
June 30, 2011	Up to $3,000,000 less amount taken in Fiscal Quarter ending March 31, 2011
September 30, 2011	Up to $3,000,000 less amount taken in Fiscal Quarters ending March 31, 2011 and June 30, 2011
December 31, 2011	Up to $3,000,000 less amount taken in Fiscal Quarters ending March 31, 2011, June 30, 2011 and September 30, 2011 plus (f) non-cash restructuring charges taken in any period, provided that “Consolidated EBITDA” will be reduced in any subsequent period to the extent that cash payment is made in respect thereof, plus (g) non-cash charges relating to the settlement of Jason Hughes v. Huron Consulting Group, Inc., Civil Action No. 09-cv-04734, pending before the Honorable Elaine E. Bucklo in the United States District Court for the Northern District of Illinois (the “Shareholder Class Action Settlement”), minus (h) non-cash gains from the Shareholder Class Action Settlement. Except as otherwise expressly provided, the applicable period shall be the four (4) consecutive Fiscal Quarters ending as of the date of determination.

3. Conditions Precedent. This Amendment shall become effective upon receipt by the Administrative Agent of each item listed below:

(a) Executed Amendment. Counterparts to this Amendment from the Required Lenders, the Administrative Agent, the Issuing Lender, the Company and the other Loan Parties.

(b) Fees and Expenses. (i) Payment of all reasonable costs and expenses of the Administrative Agent, BAS and the Lenders in connection with this Amendment that are due and payable on the date hereof (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC, counsel to the Administrative Agent and BAS), (ii) payment for the account of each Lender that executes this Amendment of an amendment fee equal to seven and one-half basis points (0.075%) on the portion of the aggregate outstanding principal amount of the Term Loan A provided by such Lender plus the Revolving Commitment of such Lender, in each case after giving effectiveness of this Amendment and (iii) payment of all other fees and expenses required to be paid to the Administrative Agent and BAS on or before the date hereof.

4. Representations and Warranties. The Loan Parties hereby affirm the following:

(a) all action necessary to authorize the execution, delivery and performance of this Amendment has been taken;

(b) after giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof (except those which expressly relate to an earlier period); and

(c) before and after giving effect to this Amendment, no Default or Event of Default shall exist.

5. Guarantors’ Acknowledgment and Affirmation. Each Guarantor hereby (a) acknowledges and consents to all of the terms and conditions of this Amendment and (b) affirms that, jointly and severally together with the other Guarantors, it guarantees the prompt payment and performance of the Obligations as provided in the applicable Guaranty Agreement.

6. Affirmation of Security Interests. Each Loan Party (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Amendment shall in no manner impair or otherwise adversely effect any of the Liens granted in or pursuant to the Loan Documents.

7. Full Force and Effect. Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents (including schedules and exhibits thereto) shall remain in full force and effect.

8. Fees and Expenses. The Company agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of Moore & Van Allen, PLLC.

9. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

10. Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

COMPANY:

HURON CONSULTING GROUP INC., a Delaware corporation

By:/s/ David M. Shade
Name: David M. Shade
Title: President and COO

GUARANTORS:

HURON CONSULTING GROUP HOLDINGS LLC, a Delaware limited liability company

By:/s/ David M. Shade
Name: David M. Shade
Title: President and COO

HURON CONSULTING SERVICES LLC, a Delaware limited liability company

By:/s/ David M. Shade
Name: David M. Shade
Title: President and COO

WELLSPRING MANAGEMENT SERVICES LLC, formerly known as SPELTZ & WEIS LLC, a

Delaware limited liability company

By:/s/ David M. Shade
Name: David M. Shade
Title: President and COO

HURON DEMAND LLC, a Delaware limited liability company

By:/s/ David M. Shade
Name: David M. Shade
Title: President and COO

HURON TECHNOLOGIES INC., a Delaware corporation

By:/s/ David M. Shade
Name: David M. Shade
Title: President and COO

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:/s/ Bozena Janociak
Name: Bozena Janociak
Title: Assistant Vice President

LENDERS:

BANK OF AMERICA, N.A., as Issuing Lender, Swingline Lender and Lender

By: /s/ David Bacon
Name: David Bacon
Title: SVP

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:/s/ John Runger
Name: John Runger
Title: Senior Vice President

FIFTH THIRD BANK

By: /s/ Susan M. Kaminski
Name: Susan M. Kaminski
Title: Senior Vice President

HSBC BANK USA, NATIONAL ASSOCIATION

By:/s/ John S. Sneed
Name: John S. Sneed
Title: Relationship Manager

PNC BANK, NATIONAL ASSOCIATION, successor to National City Bank

By: /s/ Jon R. Hinard
Name: Jon R. Hinard
Title: Senior Vice President

THE PRIVATE BANK AND TRUST COMPANY

By:/s/ James M. Feldman
Name: James M. Feldman
Title: MD

RBS CITIZENS, N.A.

By: /s/ Mark Wegener
Name: Mark Wegener
Title: Senior Vice President

SUNTRUST BANK

By:/s/ Jon C. Long
Name: Jon C. Long
Title: First Vice President

TD BANK, N.A.

By:
Name:
Title:

THE NORTHERN TRUST COMPANY

By: /s/ Morgan A. Lyons
Name: Morgan A. Lyons
Title: Sr. Vice President